Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

EASTERN DISTRICT OF MISSOURI

EASTERN DIVISION

In re:	Chapter 11

23ANDME HOLDING CO., et al.,[1]	Case No. 25-40976-357

Debtors.	(Jointly Administered)

GLOBAL NOTES AND STATEMENTS OF LIMITATIONS, METHODOLOGY,

AND DISCLAIMERS REGARDING THE DEBTORS’ MONTHLY OPERATING REPORT

On March 23, 2025 (the “Petition Date”), the above-captioned debtors and debtors in possession (collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Court”), thereby commencing these chapter 11 cases. The Debtors are operating their business and managing their property as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On March 27, 2025, the Court entered an order authorizing the joint administration of these chapter 11 cases pursuant to rule 1015(b) of the Federal Rules of Bankruptcy Procedure [Docket No. 105]. On April 3, 2025, the United States Trustee for the Eastern District of Missouri appointed an official committee of unsecured creditors pursuant to section 1102(a)(1) of the Bankruptcy Code (the “Committee”) [Docket No. 159].

The following global notes and statements of limitations, methodology, and disclaimers should be referred to and referenced in connection with any review of this MOR (as defined below).

1.

General Methodology. The Debtors are filing this consolidated monthly operating report (“MOR”) for the period from April 1, 2025, through and including April 30, 2025 (the “Reporting Period”), solely for the purpose of complying with the monthly reporting requirements applicable in the Debtors’ chapter 11 cases. This MOR is (a) unaudited, has not been prepared in accordance with (i) Generally Accepted Accounting Principles in the United States (“U.S. GAAP”) and does not include all of the information and footnotes required by U.S. GAAP, or (ii) federal or state securities laws or other applicable non-bankruptcy law or in lieu of complying with any period reporting requirements thereunder and (b) remains subject to future adjustments. This MOR is not intended to reconcile any financial statements otherwise prepared or distributed by the Debtors. This MOR should not be relied upon by any person for information relating to the current or future financial condition of the Debtors or their affiliates, the occurrence or non-occurrence of any event, or the performance of any of the

[1]

The Debtors in each of these cases, along with the last four digits of each Debtor’s federal tax identification number, are: 23andMe Holding Co. (0344), 23andMe, Inc. (7371), 23andMe Pharmacy Holdings, Inc. (4690), Lemonaid Community Pharmacy, Inc. (7330), Lemonaid Health, Inc. (6739), Lemonaid Pharmacy Holdings Inc. (6500), LPharm CS LLC (1125), LPharm INS LLC (9800), LPharm RX LLC (7746), LPRXOne LLC (3447), LPRXThree LLC (3852), and LPRXTwo LLC (1595). The Debtors’ service address for purposes of these chapter 11 cases is: 870 Market Street, Room 415, San Francisco, CA 94102.

Debtors or their affiliates as the results of operations addressed herein are not necessarily indicative of results that may be expected from any other period or for the full year and may not reflect the combined results of the Debtors’ operations, the Debtors’ financial position, or the Debtors’ schedule of receipts and disbursements in the future. The preparation of this MOR required the Debtors to make commercially reasonable estimates and assumptions with respect to the reported amounts of assets and liabilities at month end and the reported amounts of revenues and expenses during the applicable reporting periods. Actual results could differ materially from such estimates.

2.

Basis of Presentation. In preparing this MOR, the Debtors relied on financial information from the books and records available to them at the time of such preparation. The financial information contained herein is derived from the Debtors’ books and records without, among other things, all adjustments or reclassifications that may be necessary or typical for consolidated financial statements or to accord with U.S. GAAP. As a result, all information contained herein is subject to change, which could be material. Although the Debtors made commercially reasonable efforts to ensure the material accuracy and completeness of this MOR and because the Debtors’ accounting systems were developed to produce consolidated financial statements by business unit rather than financial statements by legal entity, it is possible that not all assets, liabilities, income, or expenses have been attributed to the correct legal entity.

The information contained in this MOR has not been subjected to procedures that would typically be applied to financial information presented in accordance with U.S. GAAP or any other recognized financial reporting framework. If such procedures were applied, the Debtors believe that the financial information presented in this MOR could be subject to material change.

For the reasons discussed above, there can be no assurance that the financial information presented herein is complete, and readers are strongly cautioned not to place undue reliance on this MOR. Moreover, the results of operations contained herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the results of operations, financial position and cash flows of the Debtors in the future.

3.

Reporting Period. Unless otherwise noted herein, this MOR generally reflects the Debtors’ books and records for the applicable Reporting Period. Unless otherwise noted herein, no adjustments have been made for activity occurring after the close of the Reporting Period.

4.

Consolidated Entity Accounts Payable and Disbursement Systems. Receivables and payables among the Debtors and their non-Debtor affiliates[2] are reported per the Debtors’ unaudited books and records. As described more fully in the Final Order (I) Authorizing (A) Continued Use of Cash Management System, (B) Maintenance of Bank Accounts and Business Forms, (C) Performance of Intercompany Transactions, And (D) Certain Prepetition Obligations to Be Honored; (II) Granting Administrative Expense Priority Status to Postpetition Intercompany Claims Against The Debtors; And (III) Granting Related Relief [Docket No. 297], the Debtors utilize an integrated, centralized cash management system in the ordinary course of business to collect, concentrate, and disburse funds generated from their operations. Cash is being received and disbursed by the Debtors during these chapter 11 cases in a manner consistent with the Debtors’ historical cash management practices.

5.

Accuracy. The financial information disclosed herein was not prepared in accordance with federal or state securities laws or other applicable non-bankruptcy law or in lieu of complying with any periodic reporting requirements thereunder. Persons and entities trading in or otherwise purchasing, selling, or transferring claims against or interests in the Debtors should evaluate this financial information in light

[2]	Non-Debtor affiliates exclude any controlling shareholder of 23andMe Holding Co.

2

of the purposes for which it was prepared. The Debtors and their advisors are not liable for and undertake no responsibility (i) to indicate variations from state, federal, or other securities laws or (ii) for any evaluations of the Debtors, including of their financial condition, based on the information provided in this MOR or any other information.

6.

Debtor in Possession Financing. On April 23, 2025, the Court entered the Final Order (A) Authorizing the Debtors to Obtain Postpetition Financing, Grant Liens, Provide Superpriority Administrative Expense Claims and Use Cash Collateral, (B) Modifying the Automatic Stay, and (C) Granting Related Relief [Docket No. 313] (the “DIP Order”), authorizing the Debtors, jointly and severally, to obtain a non-amortizing, priming, super-priority senior secured postpetition credit facility (the “DIP Facility”) in an aggregate principal amount of up to $35,000,000 of which (a) up to $10 million became available following entry of the DIP Order and (b) the remaining $25 million became available on May 16, 2025, following the Debtors’ announcement of an Acceptable Successful Bid (as defined in the DIP Credit Agreement (as defined below)), in each case, subject to the terms and conditions set forth in DIP Order and that certain Senior Secured, Super-Priority Debtor-in-Possession Loan and Security Agreement by and among the Debtors, as Borrowers, and JMB Capital Partners Lending, LLC (the “DIP Lender”) or its permitted designees or assignees, as Lender (as amended, modified, or supplemented from time to time, the “DIP Credit Agreement”). The Debtors did not borrow any amounts under the DIP Facility in the Reporting Period.

Please refer to the DIP Order for additional details.

7.

Payment of Prepetition Claims Pursuant to First Day Orders. Following the Petition Date, the Court entered various orders authorizing, but not directing, the Debtors to, among other things, pay certain prepetition: (a) charges assessed by the Debtors’ banks; (b) insurance obligations; (c) employee wages, salaries, and related items (including employee benefit programs); (d) taxes and assessments; (e) customer program obligations; and (f) critical vendor obligations (collectively, the “First Day Orders”). To the extent any payments were made during the Reporting Period on account of prepetition claims pursuant to the authority granted to the Debtors by the Court under the First Day Orders, such payments have been included in this MOR (subject to the notes and statements and limitations provided herein).

8.

Reservation of Rights. The Debtors reserve all rights to amend or supplement this MOR in all respects, as may be necessary or appropriate. Nothing contained in this MOR shall constitute a waiver of any of the Debtors’ rights or an admission with respect to their chapter 11 cases.

9.

Insiders. Information regarding the individuals listed as “insiders” in this MOR have been included for informational purposes only. The Debtors do not take any position with respect to, and reserve all rights with respect to: (a) such person’s influence over or control of the Debtors, (b) the management responsibilities or functions of such individual, (c) the decision-making or corporate authority of such individual, and (d) whether such individual could successfully argue that he or she is not an “insider” under applicable law, including any state, federal, or other securities law, or with respect to any theories of liability or for any other purpose.

10.	Currency. All amounts shown in this MOR are in United States dollars unless otherwise stated.

11.

MOR Information Requests. The Debtors and/or their advisors are managing an email address to which parties may send requests for additional information from the Debtors regarding the information contained in this and all other MORs. For any such requests, please send an email to 23andMeInfo@ra.kroll.com.

3

12.	Specific MOR Disclosures.

Notes to Part 1: Cash Receipts and Disbursements

•

Figures include cash as reported in the Debtors’ bank statements. Reconciliation differences will exist between bank statement balances and balance sheet cash balances due to ordinary course timing differences between payment execution in the Debtors’ financial system and disbursement of funds from Debtor bank accounts.

Notes to Part 2: Asset and Liability Status

•	See “Basis of Presentation” notes above regarding certain adjustments or reclassifications applied at a consolidated level.

•

Because the Debtors’ existing recording systems were not designed to distinguish between pre- and postpetition liabilities, the Debtors have commenced a process to distinguish between pre- and postpetition liabilities, the results of which are reflected in this MOR. As the Debtors continue this process and additional information becomes available, the allocation of liabilities between prepetition and postpetition periods may change.

•

Items (k–m): Prepetition liabilities (i.e., items (k), (l), and (m)) reflect liabilities included in “Liabilities subject to compromise” on the Debtors’ balance sheet as well as other prepetition liabilities that may be uncompromised pursuant to the relief granted via the First Day Orders. The Debtors’ inclusion or exclusion of any amounts in the presentation of “liabilities subject to compromise” in the Balance Sheet is done solely to enable the Debtors to expeditiously prepare this MOR pursuant to the Debtors’ reporting obligations and does not indicate a view, of the Debtors or of any other person, as to whether and to what extent the respective liabilities may be impaired.

Notes to Part 4: Income Statement

•	See “Basis of Presentation” notes above regarding certain adjustments or reclassifications applied at a consolidated level.

•

This MOR has not been subject to certain quarterly or annual adjustment procedures, including income tax provision and impairment assessment procedures. The information presented herein may materially differ if such procedures were applied.

•

Item (b): “Cost of revenue” on the Debtors’ balance sheet is classified as a cost of goods sold (i.e., item (b)). Cost of Revenue includes the day-to-day costs of operating the business like facility and equipment costs, and depreciation and amortization.

•	Item (e): Depreciation and Amortization are netted with the totals for the Cost of Service, General and Administrative and Other expenses and have not been broken out as a separate line item.

•	Item (f): Other expenses (i.e., item (f)) include Research and Development expenses and other income.

4

Notes to Part 5: Professional Fees and Expenses

•	The Debtors did not make any payments to any restructuring professionals or any professionals of the Committee during this Reporting Period.

•

Item (c): Part 5(c) provides the total of professional fees and expenses paid presented in Part 5(a) and Part 5(b), as well as professional fees and expenses paid for professionals employed by the Committee.

Notes to Part 6: Postpetition Taxes

•

In the ordinary course of business, the Debtors collect, withhold, and incur income taxes, franchise taxes, sales and use taxes, personal property taxes, foreign taxes, and other governmental and regulatory taxes, penalties, interests, assessments, and fees.

Notes to Part 7: Questionnaire

•

Item (a): Pursuant to the relief granted in the Debtors’ various First Day Orders, the Debtors have made payments on account of prepetition debts as they come due in the ordinary course of business. Where applicable, details of these payments have been delivered to the required notice parties pursuant to the reporting requirements set forth in the First Day Orders.

•	Item (g): Please refer to the “Debtor in Possession Financing” notes above regarding approved postpetition financing.

5

UNITED STATES BANKRUPTCY COURT Eastern DISTRICT OF Missouri In Re. 23andMe, Inc. § Case No. 25-40977 § § Lead Case No. 25-40976 Debtor(s) Jointly Administered Monthly Operating Report Chapter 11 Reporting Period Ended: 04/30/2025 Petition Date: 03/23/2025 Months Pending: 1 Industry Classification: 6 2 1 5 Reporting Method: Accrual Basis Cash Basis Debtor’s Full-Time Employees (current): 247 Debtor’s Full-Time Employees (as of date of order for relief): 262 Supporting Documentation (check all that are attached): (For jointly administered debtors, any required schedules must be provided on a non-consolidated basis for each debtor) Statement of cash receipts and disbursements Balance sheet containing the summary and detail of the assets, liabilities and equity (net worth) or deficit Statement of operations (profit or loss statement) Accounts receivable aging Postpetition liabilities aging Statement of capital assets Schedule of payments to professionals Schedule of payments to insiders All bank statements and bank reconciliations for the reporting period Description of the assets sold or transferred and the terms of the sale or transfer /s/ Thomas H. Riske Thomas H. Riske Signature of Responsible Party Printed Name of Responsible Party 05/30/2025 120 S. Central Avenue, Suite 1800, St. Louis, Missouri Date 63105 Address STATEMENT: This Periodic Report is associated with an open bankruptcy case; therefore, Paperwork Reduction Act exemption 5 C.F.R.

UST Form 11-MOR (12/01/2021)	1

Debtor's Name 23andMe, Inc. Case No. 25-40977

Part 1: Cash Receipts and Disbursements		Current Month	Cumulative
a.	Cash balance beginning of month	$52,215,164	
b.	Total receipts (net of transfers between accounts)	$9,236,899	$11,440,642
c.	Total disbursements (net of transfers between accounts)	$15,771,320	$17,809,881
d.	Cash balance end of month (a+b-c)	$45,680,743	
e.	Disbursements made by third party for the benefit of the estate	$0	$0
f.	Total disbursements for quarterly fee calculation (c+e)	$15,771,320	$17,809,881

Part 2: Asset and Liability Status (Not generally applicable to Individual Debtors. See Instructions.)		Current Month
a.	Accounts receivable (total net of allowance)	$591,753
b.	Accounts receivable over 90 days outstanding (net of allowance)	$0
c.	Inventory (Book ◉ Market ◯ Other ◯ (attach explanation))	$14,530,218
d	Total current assets	$69,154,725
e.	Total assets	$147,561,311
f.	Postpetition payables (excluding taxes)	$15,378,841
g.	Postpetition payables past due (excluding taxes)	$1,130,997
h.	Postpetition taxes payable	$88,780
i.	Postpetition taxes past due	$0
j.	Total postpetition debt (f+h)	$15,467,621
k.	Prepetition secured debt	$224,364
l.	Prepetition priority debt	$200,188
m.	Prepetition unsecured debt	$138,421,833
n.	Total liabilities (debt) (j+k+l+m)	$154,314,005
o.	Ending equity/net worth (e-n)	$-6,752,695

Part 3: Assets Sold or Transferred		Current Month	Cumulative
a.	Total cash sales price for assets sold/transferred outside the ordinary course of business	$0	$0
b.	Total payments to third parties incident to assets being sold/transferred outside the ordinary course of business	$0	$0
c.	Net cash proceeds from assets sold/transferred outside the ordinary course of business (a-b)	$0	$0

Part 4: Income Statement (Statement of Operations) (Not generally applicable to Individual Debtors. See Instructions.)		Current Month	Cumulative
a.	Gross income/sales (net of returns and allowances)	$8,317,060	
b.	Cost of goods sold (inclusive of depreciation, if applicable)	$3,327,372	
c.	Gross profit (a-b)	$4,989,687	
d.	Selling expenses	$2,264,834	
e.	General and administrative expenses	$4,865,356	
f.	Other expenses	$4,794,192	
g.	Depreciation and/or amortization (not included in 4b)	$0	
h.	Interest	$-110,529	
i.	Taxes (local, state, and federal)	$0	
j.	Reorganization items	$-26,996,316	
k.	Profit (loss)	$20,172,150	$-108,890

Part 5: Professional Fees and Expenses Approved Approved Paid Current Paid Current Month Cumulative Month Cumulative a. Debtor’s professional fees & expenses (bankruptcy) Aggregate Total $0 $0 $0 $0 Itemized Breakdown by Firm Firm Name Role i Alvarez & Marsal North Ameri Financial Professional $0 $0 $0 $0 ii Carmody MacDonald P.C. Local Counsel $0 $0 $0 $0 iii Goodwin Procter LLP Special Counsel $0 $0 $0 $0 iv Kroll Restructuring AdministratOther $0 $0 $0 $0 v Lewis Rice LLC Special Counsel $0 $0 $0 $0 vi Moelis & Company, LLC Financial Professional $0 $0 $0 $0 vii Paul, Weiss, Rifkind, Wharton &Lead Counsel $0 $0 $0 $0 viii ix x xi xii xiii xiv xv xvi xvii xviii xix xx xxi xxii xxiii xxiv xxv xxvi xxvii xxviii xxix xxx xxxi xxxii xxxiii xxxiv xxxv xxxvi

UST Form 11-MOR (12/01/2021)	3

xxxvii xxxvii xxxix xl xli xlii xliii xliv xlv xlvi xlvii xlviii xlix l li lii liii liv lv lvi lvii lviii lix lx lxi lxii lxiii lxiv lxv lxvi lxvii lxviii lxix lxx lxxi lxxii lxxiii lxxiv lxxv lxxvi lxxvii lxxvii

UST Form 11-MOR (12/01/2021)	4

lxxix lxxx lxxxi lxxxii lxxxii lxxxiv lxxxv lxxxvi lxxxvi lxxxvi lxxxix xc xci xcii xciii xciv xcv xcvi xcvii xcviii xcix c ci Approved Approved Paid Current Paid Current Month Cumulative Month Cumulative b. Debtor’s professional fees & expenses (nonbankruptcy) Aggregate Total $0 $0 $0 $0 Itemized Breakdown by Firm Firm Name Role i BDO USA LLP Other $0 $0 $0 $0 ii Captiva Advisory, Inc. Other $0 $0 $0 $0 iii Deloitte & Touche LLP Other $0 $0 $0 $0 iv Duane Morris LLP Other $0 $0 $0 $0 v FisherBroyles, LLP Other $0 $0 $0 $0 vi Foley & Lardner LLP Other $0 $0 $0 $0 vii Frank, Rimerman Co LLP Other $0 $0 $0 $0 viii Gibson, Dunn & Crutcher LLP Other $0 $0 $0 $0 ix Greenberg Traurig LLP Other $0 $0 $0 $0 x Hintze Law PLLC Other $0 $0 $0 $0 xi KPMG LLP Other $0 $0 $0 $0 xii McDonnell Boehnen Hulbert & Other $0 $0 $0 $0 LLP xiii Morgan, Lewis & Bockius LLP Other $0 $0 $0 $0 xiv Osler -Hoskin     & Harcourt LLP Other     $0 $0 $0 $0

UST Form 11-MOR (12/01/2021)	5

xv Quarles & Brady LLP Other $0 $0 $0 $0 xvi Reevemark, LLC Other $0 $0 $0 $0 xvii Ryan, LLC Other $0 $0 $0 $0 xviii Scale Strategy Operations LLC Other $0 $0 $0 $0 xix Sheppard Mullin Other $0 $0 $0 $0 xx Wilson Sonsini Goodrich & Ro Other $0 $0 $0 $0 xxi xxii xxiii xxiv xxv xxvi xxvii xxviii xxix xxx xxxi xxxii xxxiii xxxiv xxxv xxxvi xxxvii xxxvii xxxix xl xli xlii xliii xliv xlv xlvi xlvii xlviii xlix l li lii liii liv lv lvi

UST Form 11-MOR (12/01/2021)	6

lvii lviii lix lx lxi lxii lxiii lxiv lxv lxvi lxvii lxviii lxix lxx lxxi lxxii lxxiii lxxiv lxxv lxxvi lxxvii lxxvii lxxix lxxx lxxxi lxxxii lxxxii lxxxiv lxxxv lxxxvi lxxxvi lxxxvi lxxxix xc xci xcii xciii xciv xcv xcvi xcvii xcviii

UST Form 11-MOR (12/01/2021)	7

xcix c c. All professional fees and expenses (debtor & committees) $0 $0 $0 $0 Part 6: Postpetition Taxes Current Month Cumulative a. Postpetition income taxes accrued (local, state, and federal) $0 $0 b. Postpetition income taxes paid (local, state, and federal) $0 $0 c. Postpetition employer payroll taxes accrued $52,922 $103,758 d. Postpetition employer payroll taxes paid $352,407 $440,761 e. Postpetition property taxes paid $0 $0 f. Postpetition other taxes accrued (local, state, and federal) $35,858 $54,648 g. Postpetition other taxes paid (local, state, and federal) $5,271 $5,271 Part 7: Questionnaire—During this reporting period: a. Were any payments made on prepetition debt? (if yes, see Instructions) Yes No b. Were any payments made outside the ordinary course of business Yes No without court approval? (if yes, see Instructions) c. Were any payments made to or on behalf of insiders? Yes No d. Are you current on postpetition tax return filings? Yes No e. Are you current on postpetition estimated tax payments? Yes No f. Were all trust fund taxes remitted on a current basis? Yes No g. Was there any postpetition borrowing, other than trade credit? Yes No (if yes, see Instructions) h. Were all payments made to or on behalf of professionals approved by Yes No N/A the court? i. Do you have: Worker’s compensation insurance? Yes No If yes, are your premiums current? Yes No N/A (if no, see Instructions) Casualty/property insurance? Yes No If yes, are your premiums current? Yes No N/A (if no, see Instructions) General liability insurance? Yes No If yes, are your premiums current? Yes No N/A (if no, see Instructions) j. Has a plan of reorganization been filed with the court? Yes No k. Has a disclosure statement been filed with the court? Yes No l. Are you current with quarterly U.S. Trustee fees as Yes No set forth under 28 U.S.C. § 1930?

UST Form 11-MOR (12/01/2021)	8

Part 8: Individual Chapter 11 Debtors (Only) a. Gross income (receipts) from salary and wages $0 b. Gross income (receipts) from self-employment $0 c. Gross income from all other sources $0 d. Total income in the reporting period (a+b+c) $0 e. Payroll deductions $0 f. Self-employment related expenses $0 g. Living expenses $0 h. All other expenses $0 i. Total expenses in the reporting period (e+f+g+h) $0 j. Difference between total income and total expenses (d-i) $0 k. List the total amount of all postpetition debts that are past due $0 l. Are you required to pay any Domestic Support Obligations as defined by 11 Yes No U.S.C § 101(14A)? m. If yes, have you made all Domestic Support Obligation payments? Yes No N/A Privacy Act Statement 28 U.S.C. § 589b authorizes the collection of this information, and provision of this information is mandatory under 11 U.S.C. §§ 704, 1106, and 1107. The United States Trustee will use this information to calculate statutory fee assessments under 28 U.S.C. § 1930(a)(6). The United States Trustee will also use this information to evaluate a chapter 11 debtor’s progress through the bankruptcy system, including the likelihood of a plan of reorganization being confirmed and whether the case is being prosecuted in good faith. This information may be disclosed to a bankruptcy trustee or examiner when the information is needed to perform the trustee’s or examiner’s duties or to the appropriate federal, state, local, regulatory, tribal, or foreign law enforcement agency when the information indicates a violation or potential violation of law. Other disclosures may be made for routine purposes. For a discussion of the types of routine disclosures that may be made, you may consult the Executive Office for United States Trustee’s systems of records notice, UST-001, “Bankruptcy Case Files and Associated Records.” See 71 Fed. Reg. 59,818 et seq. (Oct. 11, 2006). A copy of the notice may be obtained at the following link: http:// www.justice.gov/ust/eo/rules_regulations/index.htm. Failure to provide this information could result in the dismissal or conversion of your bankruptcy case or other action by the United States Trustee. 11 U.S.C. § 1112(b)(4)(F). I declare under penalty of perjury that the foregoing Monthly Operating Report and its supporting documentation are true and correct and that I have been authorized to sign this report on behalf of the estate. /s/ Joe Selsavage Joe Selsavage Signature of Responsible Party Printed Name of Responsible Party Interim Chief Executive Officer and Chief Financial and 05/30/2025 Title Date

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UST Form 11-MOR (12/01/2021)	12

Exhibit - 1
In re: 23andMe Inc., et al.	Lead Case No.:	25-40976
($ in 000s)	Reporting Period:	4/1/2025 - 4/30/2025
Cash Receipts and Disbursements

	25-40977 23andMe, Inc.	25-40976 23andMe Holding Co.	25-40978 23andMe Pharmacy Holdings, Inc.	25-40979 Lemonaid Community Pharmacy, Inc	25-40980 Lemonaid Health, Inc.	25-40981 Lemonaid Pharmacy Holdings Inc.	25-40982 LPharm CS LLC	25-40983 LPharm INS LLC	25-40984 LPharm RX LLC	25-40975 LPRXOne LLC	25-40986 LPRXTwo LLC	25-40985 LPRXThree LLC
Beginning bank cash balance	$52,215	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total receipts	9,237	—	—	—	—	—	—	—	—	—	—	—
Total disbursements	(15,771)	—	—	—	—	—	—	—	—	—	—	—

Ending bank cash balance	$45,681	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Notes: Cash Balance includes approximately $ 7.6M of Professional Fee Admin Reserves in the Carve Out Account.

Exhibit - 2
In re: 23andMe Inc., et al.	Lead Case No.:	25-40976
($ in 000s)	Reporting Period:	4/1/2025 - 4/30/2025
Balance Sheet

	Consolidated	25-40977 23andMe, Inc.	25-40975 LPRXOne LLC	25-40980 Lemonaid Health, Inc.	25-40976 23andMe Holding Co.	25-40978 23andMe Pharmacy Holdings, Inc.	25-40979 Lemonaid Community Pharmacy, Inc	25-40981 Lemonaid Pharmacy Holdings Inc.	25-40982 LPharm CS LLC	25-40983 LPharm INS LLC	25-40984 LPharm RX LLC	25-40986 LPRXTwo LLC	25-40985 LPRXThree LLC
Assets
Current assets:
Cash and Cash Equivalents	$34,950	$34,950	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accounts receivable	592	592	—	—	—	—	—	—	—	—	—	—	—
Prepaid Expenses	19,127	19,083	—	44	—	—	—	—	—	—	—	—	—
Inventory	14,746	14,530	216	—	—	—	—	—	—	—	—	—	—

Total current assets	69,415	69,155	216	44	—	—	—	—	—	—	—	—	—
Property and equipment, net	$1,147	$937	$209	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Lease right-of-use assets, net	506	390	116	—	—	—	—	—	—	—	—	—	—
Restricted cash	10,731	10,731	—	—	—	—	—	—	—	—	—	—	—
Intangible assets, net	43,459	41,744	—	1,714	—	—	—	—	—	—	—	—	—
Other assets	24,758	24,603	155	—	—	—	—	—	—	—	—	—	—

Total assets	$150,016	$147,561	$696	$1,758	$—	$—	$—	$—	$—	$—	$—	$—	$—

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$25,790	$24,764	$430	$596	$—	$—	$—	$—	$—	$—	$—	$—	$—
Deferred revenue	44,477	43,693	439	345	—	—	—	—	—	—	—	—	—
Lease Liabilities	6,878	6,878	—	—	—	—	—	—	—	—	—	—	—
Tax Payable	200	200	—	—	—	—	—	—	—	—	—	—	—
Other Current Liabilities	1,361	1,361	—	—	—	—	—	—	—	—	—	—	—

Total current liabilities	78,707	76,896	869	941	—	—	—	—	—	—	—	—	—
Other Liabilities	224	224	—	—	—	—	—	—	—	—	—	—	—

Total liabilities not subject to compromise	78,931	77,121	869	941	—	—	—	—	—	—	—	—	—
Liabilities subject to compromise:
Accounts payable and accrued payable	$12,887	$12,759	$69	$60	$—	$—	$—	$—	$—	$—	$—	$—	$—
Lease liabilities	26,936	26,826	110	—	—	—	—	—	—	—	—	—	—
Loss contingencies	37,520	37,520	—	—	—	—	—	—	—	—	—	—	—

Total liabilities	156,274	154,225	1,048	1,001	—	—	—	—	—	—	—	—	—
Common Stock	$3	$3	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Additional paid-in capital	2,427,228	2,427,228	—	—	—	—	—	—	—	—	—	—	—
Accumulated Deficit - Retained Earnings	(67,064)	(67,064)	—	—	—	—	—	—	—	—	—	—	—
Accumulated Deficit - Net Income	(2,366,425)	(2,366,425)	—	—	—	—	—	—	—	—	—	—	—

Total liabilities and equity	$150,016	$147,967	$1,048	$1,001	$—	$—	$—	$—	$—	$—	$—	$—	$—

Notes: The Debtors maintain their books and records on a consolidated basis in the ordinary course of business, however, this MOR was prepared on an entity-by-entity basis. Accordingly, column “Consolidated” was included to provide a consolidated view of the Balance Sheet for reconciliation purposes only.

Exhibit - 3
In re: 23andMe Inc., et al.	Lead Case No.:	25-40976
($ in 000s)	Reporting Period:	4/1/2025 - 4/30/2025
Income Statement

	25-40977 23andMe, Inc.	25-40975 LPRXOne LLC	25-40980 Lemonaid Health, Inc.	25-40976 23andMe Holding Co.	25-40978 23andMe Pharmacy Holdings, Inc.	25-40979 Lemonaid Community Pharmacy, Inc	25-40981 Lemonaid Pharmacy Holdings Inc.	25-40982 LPharm CS LLC	25-40983 LPharm INS LLC	25-40984 LPharm RX LLC	25-40986 LPRXTwo LLC	25-40985 LPRXThree LLC
Revenue:
Total consumer services revenue	$8,202	$—	$290	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total research services and other revenue	115	—	—	—	—	—	—	—	—	—	—	—
Total product revenue	—	1,639	—	—	—	—	—	—	—	—	—	—

Total revenue	8,317	1,639	290	—	—	—	—	—	—	—	—	—
Expenses:
Cost of revenue	$3,327	$775	$843	$—	$—	$—	$—	$—	$—	$—	$—	$—
Sales and marketing	2,265	—	—	—	—	—	—	—	—	—	—	—
General and administrative	4,865	—	—	—	—	—	—	—	—	—	—	—
Research and development	4,785	—	—	—	—	—	—	—	—	—	—	—
Total expenses	15,242	775	843	—	—	—	—	—	—	—	—	—
Income (Loss) from operations	$(6,925)	$864	$(553)	$—	$—	$—	$—	$—	$—	$—	$—	$—
Interest and other (expense) income:
Total - Interest income	$111	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Total - Other (expense) income	(9)	—	—	—	—	—	—	—	—	—	—	—

Total interest and other (expense) income	101	—	—	—	—	—	—	—	—	—	—	—
Reorganization items
Professional fees	$130	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Board fees	$(2,207)	—	—	—	—	—	—	—	—	—	—	—
Legal fees	$(6,214)	—	—	—	—	—	—	—	—	—	—	—
Gain/Loss on Sale of Subsidiary	$35,287	—	—	—	—	—	—	—	—	—	—	—

Total Reorganization item gain (losses)	26,996	—	—	—	—	—	—	—	—	—	—	—
Net Loss	$20,172	$864	$(553)	$—	$—	$—	$—	$—	$—	$—	$—	$—

Net income (loss)	$20,172	$864	$(553)	$—	$—	$—	$—	$—	$—	$—	$—	$—

Exhibit - 4
In re: 23andMe Inc., et al.	Lead Case No.:	25-40976
($ in 000s)	Reporting Period:	4/1/2025 - 4/30/2025
Accounts Receivable Aging

		Current -31	32 -61	62 -91	92+	Gross AR	Allowance for Doubtful Accounts	Net AR
25-40977	23andMe, Inc.	$566	$24	$2	$500	$1,092	$500	$592
25-40976	23andMe Holding Co.	—	—	—	—	—	—	—
25-40978	23andMe Pharmacy Holdings, Inc.	—	—	—	—	—	—	—
25-40979	Lemonaid Community Pharmacy, Inc	—	—	—	—	—	—	—
25-40980	Lemonaid Health, Inc.	—	—	—	—	—	—	—
25-40981	Lemonaid Pharmacy Holdings Inc.	—	—	—	—	—	—	—
25-40982	LPharm CS LLC	—	—	—	—	—	—	—
25-40983	LPharm INS LLC	—	—	—	—	—	—	—
25-40984	LPharm RX LLC	—	—	—	—	—	—	—
25-40975	LPRXOne LLC	—	—	—	—	—	—	—
25-40985	LPRXThree LLC	—	—	—	—	—	—	—
25-40986	LPRXTwo LLC	—	—	—	—	—	—	—

Exhibit - 5
In re: 23andMe Inc.	Case No.:	25-40977
($ in 000s)	Reporting Period:	4/1/2025 - 4/30/2025
Postpetition Liabilities Aging

Day Past Due
	Current	1 -30	31 -60	61 -90	91+	Total
Accounts payable and accrued expenses	14,280	902	174	22	—	15,379
Deferred revenue	—	—	—	—	—	—
Lease Liabilities	—	—	—	—	—	—
Other Current Liabilities	—	—	—	—	—	—
Other Liabilities	—	—	—	—	—	—

Total postpetition liabilities	14,280	902	174	22	—	15,379

Exhibit - 6
In re: 23andMe Inc.	Case No.:	25-40977
($ in 000s)	Reporting Period:	4/1/2025 - 4/30/2025
Payments to Insiders

Case No.	Entity	Recipient	Total Payments
25-40977	23andMe Inc.	Officer #1	$52
25-40977	23andMe Inc.	Officer #2	$40
25-40977	23andMe Inc.	Director #2	$20
25-40977	23andMe Inc.	Director #3	$20
25-40977	23andMe Inc.	Director #4	$20

		Total	$153

Notes:

With respect to insiders, all cash payments made were on account of ordinary course salaries and/or fees, benefits, authorized travel, and and expense reimbursements.

Exhibit - 7
In re: 23andMe Inc., et al.	Lead Case No.:	25-40976
	Reporting Period:	4/1/2025 - 4/30/2025
Certification Regarding Postpetition Taxes

The Debtors hereby submit this attestation regarding postpetition tax payments during the period of April 1 through April 30, 2025.

The Debtors are authorized to pay Taxes and Fees that arise or accrue in the ordinary course of business on a postpetition basis consistent with prepetition practices. The Debtors believe that they are current with respect to any postpetition Taxes and Fees that have come due.

/s/ Joe Selsavage	5/30/2025
Signature of Authorized Individual	Date

Joe Selsavage	5/30/2025
Printed Name of Authorized Individual	Date

Exhibit - 8
In re: 23andMe Inc., et al.	Lead Case No.:	25-40976
	Reporting Period:	4/1/2025 - 4/30/2025
Schedule of Pre-Petition Payments

The Debtors hereby submit this attestation regarding prepetition payments during the period of April 1 through April 30, 2025

All payments made by the Debtors during the period of April 1 through April 30, 2025 (and included in the disbursements reported herein), were authorized under First Day Orders granted by the Court.

/s/ Joe Selsavage	5/30/2025
Signature of Authorized Individual	Date

Joe Selsavage	5/30/2025
Printed Name of Authorized Individual	Date

Exhibit - 9
In re: 23andMe Inc., et al.	Lead Case No.:	25-40976
	Reporting Period:	4/1/2025 - 4/30/2025
Schedule of Payments to Insiders

The Debtors hereby submit this attestation regarding prepetition payments during the period of April 1 through April 30, 2025

With respect to insiders, all cash payments made were on account of ordinary course salaries and/or fees, benefits, authorized travel and expense reimbursements.

/s/ Joe Selsavage	5/30/2025
Signature of Authorized Individual	Date

Joe Selsavage	5/30/2025
Printed Name of Authorized Individual	Date

Exhibit - 10
In re: 23andMe Inc., et al.	Lead Case No.:	25-40976
	Reporting Period:	4/1/2025 - 4/30/2025
All Bank Statements and Bank Reconciliations for the Reporting Period

The Debtors hereby submit this attestation regarding bank account reconciliations in lieu of providing copies of bank statements, bank reconciliations, and journal entries.

The Debtors’ standard practice is to ensure that bank reconciliations are completed as part of the month end close each reporting period. I attest that each of the Debtors’ bank accounts has been reconciled in accordance with their standard practices.

/s/ Joe Selsavage	5/30/2025
Signature of Authorized Individual	Date

Joe Selsavage	5/30/2025
Printed Name of Authorized Individual	Date